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                                                               Exhibit 99.b1

                         DIMENSIONAL INVESTMENT GROUP INC.


                       ARTICLES SUPPLEMENTARY TO THE CHARTER



     DIMENSIONAL INVESTMENT GROUP INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation") and registered under the Investment Company Act of 1940 as an open-end company, hereby certifies, in accordance with the requirements of Section 2-208 and 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The Corporation has authority to issue a total of Two Billion
(2,000,000,000) shares of stock, with a par value of One Cent ($.01) per share, having an aggregate par value of Twenty Million Dollars ($20,000,000), all of which shall be considered common stock. The allocation of shares of each of its fourteen existing classes is as follows:

             Class Designation               Number of Shares of Common Stock
             -----------------                  (par value $.01 per share)
                                                         Allocated
                                                         ---------
 The DFA 6-10 Institutional                             100,000,000
   Portfolio Shares

 The DFA International Value                            100,000,000
   Portfolio Shares

 U.S. Large Cap Value                                   100,000,000
   Portfolio II Shares

 U.S. 6-10 Value                                        100,000,000
   Portfolio II Shares

 DFA International Value                                100,000,000
   Portfolio II Shares

 DFA One-Year Fixed Income                              100,000,000
   Portfolio II Shares

 DFA International Value                                100,000,000
   Portfolio III Shares


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 U.S. Large Cap Value                                   100,000,000
   Portfolio III Shares

 DFA Five-Year Government                               100,000,000
   Portfolio II Shares

 RWB/DFA U.S. High Book to                              100,000,000
   Market Portfolio Shares

 RWB/DFA Two-Year Corporate                             100,000,000
   Fixed Income Portfolio Shares

 RWB/DFA Two-Year Government                            100,000,000
   Portfolio Shares

 DFA International Value                                100,000,000
   Portfolio IV Shares

 Emerging Markets                                       100,000,000
   Portfolio II Shares

     The Board of Directors of the Corporation has adopted a resolution classifying unallocated and unissued common stock (par value $.01 per share) of the Corporation as follows: one hundred million (100,000,000) shares were allocated to a new class of common stock designated "Tax-Managed U.S. Marketwide Value Portfolio II Shares."

     SECOND:   Following the aforesaid classification and allocation, the total number of shares of stock which the Corporation is authorized to issue is Two Billion (2,000,000,000) shares, with a par value of One Cent ($.01) per share and an aggregate par value of Twenty Million Dollars ($20,000,000), and the allocation of shares of each of the fifteen classes of the Common Stock (each a "Class" and, collectively, the "Classes") is as follows:

             Class Designation               Number of Shares of Common Stock
             -----------------                  (par value $.01 per share)
                                                          Allocated
                                                          ---------
 The DFA 6-10 Institutional                             100,000,000
   Portfolio Shares

 The DFA International Value                            100,000,000
   Portfolio Shares

 U.S. Large Cap Value                                   100,000,000
   Portfolio II Shares


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 U.S. 6-10 Value                                        100,000,000
   Portfolio II Shares

 DFA International Value                                100,000,000
   Portfolio II Shares

 DFA One-Year Fixed Income                              100,000,000
   Portfolio II Shares

 DFA International Value                                100,000,000
   Portfolio III Shares

 U.S. Large Cap Value                                   100,000,000
   Portfolio III Shares

 DFA Five-Year Government                               100,000,000
   Portfolio II Shares

 RWB/DFA U.S. High Book  to                             100,000,000
   Market Portfolio  Shares

 RWB/DFA Two-Year Corporate                             100,000,000
   Fixed Income Portfolio Shares

 RWB/DFA Two-Year Government                            100,000,000
   Portfolio Shares

 DFA International Value                                100,000,000
   Portfolio IV Shares

 Emerging Markets Portfolio II                          100,000,000
   Shares

 Tax-Managed U.S. Marketwide Value                      100,000,000
   Portfolio II Shares

     THIRD:    A description of the shares of each Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation, is as follows:

     The holder of each share of each Class shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock then standing in his or her name on the


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books of the Corporation.  All shares of the Classes then issued and outstanding and entitled to vote, irrespective of Class, shall be voted in the aggregate and not by Class, except: (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required the Investment Company Act of 1940, as amended, shares shall be voted by Class; and (3) when a matter to be voted upon does not affect any interest of a particular Class then only shareholders of the affected Class or Classes shall be entitled to vote thereon.

     Each share of each Class shall have the following preferences and special rights, restrictions, and limitations:

          (1) All consideration received by the Corporation for the issue or sale of stock of a Class, together with all assets, income and proceeds derived from the sale, exchange, or liquidation of assets of such Class, and any funds or payments derived from any reinvestment thereof, shall belong to such Class and shall be so recorded upon the books of account of the Corporation.

          (2) The assets of any Class shall be charged with the liabilities of such Class, and with such share of the general liabilities of the Corporation as the Board of Directors may determine.

          (3) Dividends or distributions on shares of a Class shall be paid only out of earnings, surplus, or other legally available assets of such Class.

          (4) In the event of the liquidation or dissolution of the Corporation, stockholders of a Class shall be entitled to receive, as a Class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular Class, the asset belonging to such Class; and the assets so distributable to the stockholders of any Class shall be distributed among such stockholders in proportion to the number of shares of such Class held by them and recorded on the books of the Corporation. In the event that there are any general assets of the Corporation not belonging to any particular Class and available for distribution, such assets shall be distributed to the holders of stock of all Classes in proportion to the relative net asset value of the respective Classes determined as provided in the charter of the Corporation.

          (5) The holders of the shares of stock of the Corporation shall have no preemptive rights to subscribe to new or additional shares of its stock or other securities.

     FOURTH:   The shares aforesaid have been duly classified by the Board of
Directors pursuant to authority contained in the charter of the Corporation.

     FIFTH:    The undersigned Vice President hereby acknowledges these Articles
Supplementary to the charter to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material


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respects, and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Vice President and attested to by its Secretary on this 15th day of December, 1998.

ATTEST:                            DIMENSIONAL INVESTMENT GROUP
                                   INC.


/S/ IRENE R. DIAMANT               By: /S/ MICHAEL T. SCARDINA
---------------------                  -----------------------
Irene R. Diamant, Secretary        Michael T. Scardina, Vice President, Chief
                                   Financial Officer and Treasurer